 STRUCTURED INVESTMENTS                                                                               MorganStanley
                                                                                                             SmithBarney

                                                                                   Free Writing Prospectus
                                                                                   Dated January 6, 2011
                                                                                   Registration Statement No. 333-156423
Client Strategy Guide: January 2011 Offerings                                      Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: January 2011 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings

Four Core Investments Offered

Market-Linked Deposits - FDIC Insured	.... page 6 .... page 7
Leveraged Performance	.... page 8 PLUS℠ based on the iShares® MSCI Emerging Markets Index Fund (EEM) by Morgan Stanley .... page 9

Tactical Offerings

Actionable Themes in the Marketplace

Enhanced Yield	.... page 10 .... page 11 .... page 12 10% to 12% Contingent Income Auto-Callable Securities on Bank of America Corporation (BAC) by Morgan Stanley .... page 13
Leveraged Performance	LASERS℠ based on a Basket of Five Stocks by Morgan Stanley .... page 14
Access	.... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 3
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Important Information Regarding Offering Documents

The  products  set  forth in the  following  pages  are  intended  as a  general  indication  only of the  PersonNameStructured
Investments  offerings  available  through  Morgan  Stanley Smith Barney  through the date when the  ticketing  closes for each offering.  Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and  conditions for any offering of an SEC Registered  Offering or a
Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus) with the Securities and Exchange  Commission
(or SEC),  for the offerings by that issuer to which this  Strategy  Guide  relates.  Before you invest in any of the offerings identified in this Strategy Guide,  you should read the prospectus and the applicable  registration  statement,  the applicable pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these  documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

    For Registered Offerings Issued by Morgan Stanley:                    Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan  Stanley Smith Barney will arrange to send you the  prospectus  and any other  documents  related to the offering  electronically  or  hard  copy  if you so  request  by  calling  the  toll-free  number  1-800-584-6837  or  emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The  securities  described  herein  (other than the  market-linked  certificates  of deposit) are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance  Corporation or any other governmental  agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC  registered  offerings.  Before  you  invest in any MLD,  you  should  read the  complete  offering  materials applicable to such MLD. For indicative terms and conditions on any  Market-Linked  Certificate of Deposit,  please contact your
Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly  identified.  None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

MorganStanley SmithBarney

Client Strategy Guide: January 2011 Offerings Page 4

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

- Varying levels of exposure to potential capital appreciation or depreciation
- Returns based on a defined formula
- Variety of underlying assets, including equities, commodities, currencies and interest rates
- Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments. Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. January 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: January 2011 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 6
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 [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 7
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 8
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

MorganStanley SmithBarney

Client Strategy Guide: January 2011 Offerings Page 9

Opportunities in International Equities

Leveraged Performance

PLUS[SM] based on the iShares® MSCI Emerging Markets Index Fund (EEM)

Strategy Overview	✓ Leveraged exposure within a certain range of share performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation of the MSCI Emerging Markets Index and seeking enhanced returns within a certain range of share performance, in exchange for an appreciation limited to the maximum payment at maturity
Risk Considerations	✓ All principal is at risk under the terms of the PLUS ✓ Full downside exposure to the MSCI Emerging Markets Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments ✓ Risks associated with emerging markets securities

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments are designed to allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley. **The investor may lose some or all of the stated principal amount of the PLUS.**

Issuer	**Morgan Stanley**
ETF Shares	Shares of the iShares® MSCI Emerging Markets Index Fund (EEM)
Underlying Index	MSCI Emerging Markets Index
Maturity Date	February 23, 2012 (approximately 13 Months)
Leverage Factor	300%
Payment at Maturity	• If the Final Share Price is *greater than* the Initial Share Price, for each $10 Stated Principal Amount PLUS: $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is *less than or equal to* the Initial Share Price, for each $10 Stated Principal Amount PLUS: $10 x Share Performance Factor *This amount will be less than or equal to the stated principal amount of $10 per PLUS.*
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$11.30 to $11.70 (113.00% to 117.00% of the stated principal amount) per PLUS. The actual Maximum Payment at Maturity will be determined on the Pricing Date and will not be less than $11.30 or greater than $11.70.
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price/Stated Principal Amount	$10 per PLUS
Listing	The PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – January 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. January 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 10
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 11
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 12
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

Morgan Stanley Smith Barney

Client Strategy Guide: January 2011 Offerings Page 13

Opportunities in U.S. Equities

Enhanced Yield ○ 10% to 12% Contingent Income Auto-Callable Securities on Bank of America Corporation (BAC)

Strategy Overview

- ✓ Potential yield enhancement strategy for investors with a range-bound view on Bank of America Corporation (BAC)
- ✓ Opportunity to receive quarterly coupons, provided that the underlying stock closes above the predetermined downside threshold closing price **on each determination date**
- ✓ The securities will redeem for par plus the contingent coupon payment if **on any determination date** the closing price of the underlying stock is above the initial price of the underlying stock
- ✓ The securities provide full repayment of principal at maturity if the underlying closes above the predetermined downside threshold price **on the final determination date**

Risk Considerations

- ✓ All principal is at risk under the terms of the Auto-Callable Securities
- ✓ Investors will not participate in any appreciation in the price of BAC and the return on the security will be limited to the contingent quarterly coupon
- ✓ All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.50% to 3.00% of the stated principal amount, with respect to each determination date on which the closing price of the underlying shares is greater than 80% of its initial stock price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, if on any determination date the closing price of the underlying stock is equal to or less than the initial share price, the securities will not be redeemed and if that closing price is equal to or less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of losing some or all of their principal, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is equal to or below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the cash payment investors receive at maturity will be significantly less than the stated principal amount of the securities and may be zero. **Accordingly, the securities do not guarantee any return of principal at maturity.** Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Stock	Bank of America Corporation (BAC)
Maturity Date	January 25, 2013 (approximately 2 Years)
Early Redemption	If, on any of the first seven Determination Dates, the determination closing price of the Underlying Stock is greater than the initial share price, the securities will be automatically redeemed for an Early Redemption payment on the fifth business day following the related determination date.
Early Redemption Payment	The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount *plus* (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
Contingent Quarterly Payment	• If on any Determination Date, the determination closing price or the final share price, as applicable, is greater than the Downside Threshold Level, we will pay a Contingent Quarterly Payment of $0.25 to $0.30 (2.50% to 3.00% of the stated principal amount) per security on the related Contingent Payment Date. The actual Contingent Quarterly Payment amount will be determined on the Pricing Date. • If on any Determination Date, the determination closing price or the final share price, as applicable, is less than or equal to the Downside Threshold Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
Determination Dates	April 22, 2011, July 22, 2011, October 22, 2011, January 22, 2012, April 22, 2012, July 22, 2012, October 22, 2012 and January 22, 2013.
Contingent Payment Dates	With respect to each Determination Date other than the final Determination Date, the fifth business day after the related Determination Date. The payment of the Contingent Quarterly Payment, if any, with respect to the final Determination Date will be made on the Maturity Date.
Payment at Maturity	• If the final share price is **greater than** the Downside Threshold Level: (i) the Stated Principal Amount *plus* (ii) the Contingent Quarterly Payment with respect to the final determination date • If the final share price is **less than or equal to** the Downside Threshold Level: (i) the Stated Principal Amount *times* (ii) the Share Performance Factor
Share Performance Factor	The final share price divided by the initial share price
Downside Threshold Level	80% of the initial share price
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – January 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. January 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley Smith Barney

Client Strategy Guide: January 2011 Offerings Page 14

Opportunities in Global Equities

Leveraged Performance — LASERS℠ based on a Basket of Five Stocks

Strategy Overview	✓ LASERS℠ allow investors to capture returns matching the underlying basket's actual positive performance and provide some protection against loss should the underlying basket have a negative performance, but expose the investor to full downside risk if the underlying basket closes at or below 80% of the initial basket value **on any trading day** from but excluding the pricing date and including the valuation date ✓ The loss protection only applies if the underlying basket closes above the predetermined percentage **on all trading days** ✓ LASERS℠ can potentially outperform the underlying basket to the extent that the basket percent change is below the fixed percentage return, if the underlying basket closes above the predetermined percentage of the initial basket value **on all trading days**
Risk Considerations	✓ All principal is at risk under the terms of the LASERS ✓ Full downside exposure to the underlying basket if the underlying basket closes at or below the predetermined percentage **on any trading day** ✓ Does not provide for current income; no interest payments

LASERS℠ offer exposure to a wide variety of index types, equities and commodities. These investments allow investors to capture returns matching the underlying basket's actual positive performance and provide some protection against loss should the underlying basket have a negative performance. The limited loss protection only applies if the closing value of the underlying basket does not decline to or below a predetermined percentage measured on any trading day. There is full exposure to a decline in the closing value of the underlying basket if the closing value of the underlying basket is equal to or below a predetermined percentage on any trading day. At maturity, an investor will receive an amount in cash that may be more or less than the stated principal amount based upon the closing value of the underlying basket on the valuation date and based upon the closing value of the underlying basket on every trading day from but excluding the pricing date to and including the valuation date. **Payment at maturity may be less than the stated principal amount of your investment in the LASERS℠.** The LASERS℠ are senior unsecured obligations of Morgan Stanley. Any payments due on the LASERS℠ are fully and unconditionally guaranteed by Morgan Stanley. All payments on the LASERS℠ are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley									
Basket (Equally Weighted at 20%)	Basket Component	Ticker	Basket Component	Ticker	Basket Component	Ticker	Basket Component	Ticker	Basket Component	Ticker
	Phillip Morris Int. Inc.	PM	NIKE, Inc.	NKE	Schlumberger Limtd.	SLB	The Dow Chemical Company	DOW	Apple Inc.	AAPL
Maturity Date	January 25, 2013 (approximately 2 Years)									
Payment at Maturity	The payment at maturity per $10 LASERS℠ will equal: $10 + Basket Return Amount, which may be positive, zero or negative; subject to the Maximum Payment at Maturity									
Maximum Payment at Maturity	$12.80 to $13.20 per LASERS. The actual maximum payment at maturity will be determined on the pricing date.									
Fixed Percentage	6%									
Downside Threshold Value	80% of initial basket value									
Basket Return Amount	If the closing value of the Global Basket is *greater than 80* (80% of the initial basket value) on each trading day from but excluding the pricing date to and including the valuation date, the Basket Return Amount will equal: • $10 x (the greater of (x) the Basket Percent Change and (y) the Fixed Percentage) If the closing value of the Global Basket is *less than or equal to* 80 (80% of the initial basket value) on any trading day from but excluding the pricing date to and including the valuation date, the basket return amount will equal: • $10 x the Basket Percent Change (which could be negative) *In this case, for each $10 LASERS℠ you hold at maturity you may receive less than $10 and you may receive zero. There is no minimum payment at maturity on the LASERS℠.*									
Basket Percentage Change	(final basket value – initial basket value) / initial basket value									
Listing	The LASERS℠ will not be listed on any securities exchange.									
Issue Price/Stated Principal Amount	$10 per LASERS℠									
Expected Pricing Date[1]	The offering is expected to close for ticketing on Tuesday – January 25, 2010.									

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. January 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 15
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 16
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Selected Risks and Considerations

An investment in Structured  Investments  involves a variety of risks.  Structured  Investments may be linked to a wide variety of underlying  assets,  and each  underlying  asset will have its own  unique set of risks and  considerations.  For  example,  some underlying assets have significantly  higher volatility than others. Before you invest in any Structured  Investment,  you should thoroughly review the relevant  prospectus and related offering materials for a comprehensive  description of the risks associated with the  Structured  Investment,  including the risks related to the underlying  asset(s) to which the  Structured  Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All  payments on  Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit  spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic  interest  payments,  if any, and all amounts due on the  Structured  Investment  at maturity and therefore  investors are subject to the credit risk of the  applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its obligations under the Structured  Investment,  the investor's  investment  would be at risk and an investor could lose some or all of its  investment.  Any decline in the applicable issuer's  credit  ratings or increase in the credit  spreads  charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.  Furthermore,  unless issued as market-linked  certificate of deposit,
Structured  Investments  are not bank deposits and are not insured or guaranteed by the Federal Deposit  Insurance  Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment  may be sold prior to maturity  will depend on a number of factors and may be  substantially  less than the amount for which they were  originally  purchased.  Some of these  factors  include,  but are not limited to: (i) changes in the level of the  underlying  asset or reference  index,  (ii)  volatility of the  underlying  asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit  spreads  charged by the market for taking the issuer's  credit risk and (v) the time  remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured  Investment will be adversely  affected by the fact that the issue price of the  securities  includes  the  agent's  commissions  and  expected  profit.  You may receive  less,  and  possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no  secondary  market  for a  particular  Structured  Investment  and you should be  prepared  to hold your investments  until  maturity.  If the applicable  pricing  supplement so specifies,  we may apply to list a particular  Structured
Investment on a securities  exchange,  but it is not possible to predict  whether any Structured  Investment will meet the listing requirements of that particular exchange, or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no  secondary  market for  Structured  Investments.  Issuers  may, but are not  obligated  to, make a market in the  Structured
Investments.  Even if there is a secondary market for a particular Structured  Investment,  it may not provide enough liquidity to allow  you to trade or sell your  Structured  Investment  easily.  Because  it is not  expected  that  other  broker-dealers  will participate  significantly  in the  secondary  market for  Structured  Investments,  the price at which you may be able to trade a
Structured  Investment is likely to depend on the price,  if any, at which Morgan  Stanley  Smith Barney or another  broker-dealer affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley Smith Barney or any other broker  dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary  market for Structured Investments.

Past Performance Not Indicative of Future Results
The  historical  performance  of an underlying  asset or reference  index is not an indication of future  performance.  Historical performance of an underlying asset
or  reference  index to which a  specific  Structured  Investment  is linked  should not be taken as an  indication  of the future performance of the underlying  asset or reference  index during the term of the  Structured  Investment.  Changes in the levels of the  underlying  asset or reference  index will affect the trading  price of the  Structured  Investment,  but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 17
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Conflicts of Interest
The  applicable  issuer,  its  affiliates,  Morgan  Stanley Smith Barney and/or its  affiliates  may be market  participants.  The applicable  issuer,  one or more of its  affiliates or Morgan  Stanley  Smith Barney or its  affiliates  may,  currently or in the future,  publish research reports with respect to movements in the underlying  asset to which any specific  Structured  Investment is linked.  Such research is modified from time to time without notice and may express  opinions or provide  recommendations  that are inconsistent with purchasing or holding a specific Structured  Investment or Structured  Investments  generally.  Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

In most  Structured  Investments,  an affiliate of Morgan  Stanley or the  applicable  issuer is designated to act as  calculation agent to calculate the period interest or payment at maturity due on the Structured  Investment.  Any  determinations  made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries  and affiliates  could  potentially  adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular  Structured Investment will carry out hedging  activities  related to that Structured  Investment,  including  trading in the underlying  asset, as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and affiliates may also trade in the underlying asset and other  instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these  hedging or  trading  activities  on or prior to the trade  date and  during the term of the  Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The  inclusion  of  commissions  and  projected  profit from hedging in the  original  issue price is likely to  adversely  affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions or any other relevant  factors,  the price,  if any, at which a market-maker  is willing to purchase  Structured  Investments  in secondary  market  transactions  will likely be lower than the original issue price,  since the original issue price  includes,  and secondary  market prices are likely to exclude,  commissions paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable issuer's obligations  under the Structured  Investments.  The cost of hedging includes the projected profit that the calculation  agent and its affiliates may realize in  consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition, any secondary  market prices may differ from values  determined by pricing models used by the  market-maker  as a result of dealer discounts, mark-ups or other transaction costs.

With  respect  to any MLD  offering,  you can only  count on FDIC  insurance  to cover  the  deposit  amount  of each MLD and,  if applicable, the minimum index interest.
In the event that FDIC insurance  payments become  necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit  Amount of the MLDs together with any accrued  minimum index  interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity date, in the case of the MLDs.  FDIC  insurance is also not available for any secondary  market premium paid by a  depositor  above the  principal  amount of an MLD.  Except to the  extent  insured by the FDIC,  the MLDs are not  otherwise insured by any governmental agency or instrumentality or any other person.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011

                                                                                                      MorganStanley
                                                                                                             SmithBarney
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Client Strategy Guide: January 2011 Offerings                                                                   Page 18
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IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith
Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved.
Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan
Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean
Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in
Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley and Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley and Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley and Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley and Co. International PLC representative about the investments concerned. In
placecountry-regionAustralia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication.
Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS(SM)" is a service mark of Morgan Stanley.

iShares(R) is a registered mark of BlackRock Institutional Trust Company, N.A.

LASERS(SM) is a registered service mark of Citigroup Global Markets Inc.

Copyright (C) by Morgan Stanley 2011, all rights reserved.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the
offering materials for complete product disclosure including tax disclosure and related risks.            January 2011